Exhibit 99.1

MEDIA CONTACTS AMC Entertainment Inc. (816) 480-2548
FOR IMMEDIATE RELEASE	Justin Scott, juscott@amctheatres.com

AMC ENTERTAINMENT INC. AND MARQUEE HOLDINGS INC. ANNOUNCE COMPLETION OF CASH TENDER OFFERS AND CONSENT SOLICITATIONS

Kansas City, Mo. (December 30, 2010) — AMC Entertainment Inc. (“AMC” or the “Company”) announced today the completion of its cash tender offer (the “AMC Tender Offer”) to purchase any and all of its outstanding 11% Senior Subordinated Notes due 2016 (the “2016 Senior Subordinated Notes”). In addition, the Company’s parent, Marquee Holdings Inc. (“Marquee”), announced today the completion of its cash tender offer (the “Marquee Tender Offer”, and, together with the AMC Tender Offer, the “Tender Offers”) to purchase any and all of its outstanding 12% Senior Discount Notes due 2014 (the “2014 Marquee Notes” and, together with the 2016 Senior Subordinated Notes, the “Notes”).  The Tender Offers expired at midnight New York City time, on December 29, 2010 (the “Expiration Date”). As previously announced, AMC received tenders from the holders of $95,098,000, or approximately 29%, of its outstanding 2016 Senior Subordinated Notes prior to the expiration of the consent payment deadline on December 14, 2010 at 5:00 p.m. New York City time (the “Consent Date”).  In addition, Marquee received tenders from the holders of $215,486,000 face amount (or $170,684,306 accreted value), or approximately 71% of its outstanding 2014 Marquee Notes prior to the expiration of the consent payment deadline on the Consent Date.  No additional Notes were tendered from the Consent Date to the Expiration Date.

Under the terms of the AMC Tender Offer, holders of the 2016 Senior Subordinated Notes who tendered on or prior to the Consent Date would be entitled to receive $1,031.00 per $1,000.00 in principal amount of the 2016 Senior Subordinated Notes validly tendered plus a consent payment of $30.00 per $1,000.00 in principal amount of the 2016 Senior Subordinated Notes validly tendered. Holders who tendered after the Consent Date would be entitled to receive $1,031.00 per $1,000 in principal amount of the 2016 Senior Subordinated Notes validly tendered. Under the terms of the Marquee Tender Offer, holders of the 2014 Marquee Notes who tendered on or prior to the Consent Date would be entitled to receive $797.00 per $1,000.00 face amount (or $792.09 accreted value) of the 2014 Marquee Notes validly tendered plus a consent payment of $30.00 per $1,000.00 face amount (or $792.09 accreted value) of the 2014 Marquee Notes validly tendered. Holders who tendered after the Consent Date would be entitled to receive $797.00 per $1,000.00 face amount (or $792.09 accreted value) of the 2014 Marquee Notes validly tendered. The Company intends to redeem any 2016 Senior Subordinated Notes that remain outstanding after the consummation of the AMC Tender Offer at a price of $1,055.00 per $1,000.00 principal amount of 2016 Senior Subordinated Notes as promptly as practicable after February 1, 2011 in accordance with the terms of the AMC Indenture.  Marquee intends to redeem any 2014 Marquee Notes that remain outstanding after the consummation of the Marquee Tender Offer at a price of $823.77 per $1,000.00 face amount (or $792.09 accreted value) of 2014 Marquee Notes in accordance with the terms of the Marquee Indenture, as amended pursuant to the applicable proposed amendments.

Requests for documents relating to the Tender Offers and Consent Solicitations may be directed to Global Bondholder Services Corp., the Information Agent, at (866) 470-4500 or (212) 430-3774. Goldman, Sachs & Co. will act as Dealer Manager and Solicitation Agent for the Tender Offers and the Consent Solicitations. Questions regarding the Tender Offers and Consent Solicitations may be directed to Goldman, Sachs & Co. at (800) 828-3182 and (212) 855-9063.

Forward Looking Statements

Certain statements in this press release, as well as reports and other information that AMC files with the Securities and Exchange Commission, include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The words ‘‘may’’, ‘‘expect’’, ‘‘intend’’, ‘‘estimate’’, ‘‘anticipate’’, ‘‘plan’’, ‘‘foresee’’, ‘‘believe’’ or ‘‘continue’’ and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, which may cause AMC’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the following: national, regional and local economic conditions that may affect the markets in which AMC and AMC’s joint venture investees operate; the levels of expenditures on entertainment in general and movie theatres in particular; increased competition within movie exhibition or other competitive entertainment mediums; technological changes and innovations, including alternative methods for delivering movies to consumers; the popularity of major motion picture releases; shifts in population and other demographics; AMC’s ability to renew expiring contracts at favorable rates, or to replace them with new contracts that are comparably favorable to AMC; AMC’s ability to integrate the Kerasotes theatres and achieve anticipated synergies with minimal disruption to its business; AMC’s need for, and ability to obtain, additional funding for acquisitions and operations; risks and uncertainties relating to AMC’s significant indebtedness; fluctuations in operating costs; capital expenditure requirements; changes in interest rates; and changes in accounting principles, policies or guidelines. This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative but not exhaustive. In addition, new risks and uncertainties may arise from time to time. Accordingly, all forward-looking statements should be evaluated with an understanding of their inherent uncertainty. Except as required by law, AMC assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

About AMC Entertainment Inc.

Headquartered in Kansas City, Mo., AMC Entertainment Inc. is a leading theatrical exhibition and entertainment company. With a history of industry leadership and innovation dating back to 1920, the company today serves hundreds of millions of guests annually through interests in 378 theatres with 5,304 screens in five countries.

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